EXHIBIT 10.3.3
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS
BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Exclusive Agency Agreement
for
Tianjin Satellite TV Advertisements
          Party A: Tianjin Television Station
          Party B: Qinghai Charm Advertising Co., Ltd.
          General Principles
          1. Party A and Party B enter into this Contract for the purpose of fostering an ever stronger Tianjin Satellite TV and achieving win-win results during the course of development. All detailed provisions governing this cooperation are being entered into by Party A and Party B in accordance with the principle of fairness, reasonableness, trustworthiness and mutual sharing of benefits.
          2. Party A and Party B intend to abide by the philosophy of “scientific development” and devote themselves to the brand building, program innovation and advertising operation of Tianjin Satellite TV and thereby enhance its audience rating and influence and ensure a positive growth of advertising revenues.
          3. Pursuant to the laws and regulations of the state and relevant stipulations, Tianjin Satellite TV is a mass media organization of the Party and the Government and enjoys final programming and review and approval rights in respect of its broadcasting platforms.
          4. The Parties acknowledge that matters not covered under this Contract shall be dealt with in accordance with the foregoing principles.
          Article 1
          1.1 Subject matter of Contract: The right to act as the exclusive agent in respect of Tianjin Satellite TV Category 1 advertisements (exclusive of shopping ads), which include without limitation:
          (1) All Category 1 hard-sell advertisements; and
          (2) All Category 1 soft-sell advertisement.
          1.2 Term of Representation: January 1, 2009- December 31, 2011.
          1.3 Extension of the Right of Representation
          The Parties hereby confirm that so long as Party B is able to achieve the annual revenue targets jointly determined by the Parties, Party B shall have the right to act as the exclusive general agent in respect of Tianjin Satellite TV Category 1 advertisements, i.e., Party B shall be automatically granted the right of acting as the exclusive agent for the following year if Party B fulfills the total advertising revenue target set by the Parties for the current year; and this principle shall apply continuously until 2011, at the end of which the Parties may continue to extend their cooperation by mutual agreement if such cooperation has proved successful, and if the Parties intend to extend such cooperation.
          1.4 Contracted quota for Advertising Operation Revenue
          The contracted quota for the 2009 advertising operation revenue shall be RMB *****. The contract quotas for 2010 and 2011 shall increase between ***** % and *****% every year. The Parties shall by December 1 of each year determine the growth rate of the following year on the basis of the operating results of the current year.
          1.5 Mechanism of Operation
          (1) Party B shall set up a branch entity (“ Party B’s Branch”) in Tianjin, which shall assume full-process responsibility for the contracted Tianjin TV advertising operations.
          (2) At the request of Party B, Party A will dispatch personnel of its advertising department to participate in the advertising sales work for which Party B acts as the exclusive agent. Such personnel shall abide by the company regulations and rules of Party B and shall work in conjunction with the business team of Party B and jointly endeavor to achieve the advertising operation quotas.
          1.6 Fee for Agency Operations
          (1) Party A shall refund *****% of the contracted quota to Party B’s branch as its daily operating expense and the operating expense to be refunded in 2009 shall be RMB*****. The operating expenses for 2010 and 2011 shall be refunded in accordance with the same principle.
          (2) Form of Refund: The refund shall be made on a monthly basis by deducting the relevant amount from the contracted quota paid to Party A each month.
          1.7 Bonus
          If Party A has achieved, in accordance with the Contract, the contracted quota jointly set by the Parties for the current year, Party A shall distribute to Party B a “Performance Bonus” equal to *****% of the contract quota, which shall be paid out by the 30th day of January of the following year. If, during the performance of this Contract, the Parties have adjusted the contracted quota and Party B has paid on the basis of the adjusted contract quota, or if there occurs a circumstance which entitles Party B to reduce the contracted quota in accordance with this Contract, Party B shall still be deemed to have achieved, in accordance with this Contract, the contracted quota set by the Parties and Party A shall pay out the bonus in accordance with this provision.
          Article 2 Specific Details on the Advertising Resources under Operation by the Agent
          2.1 Party B, in the capacity of exclusive general agent, shall be responsible for carrying out the overall sales in respect of all of Category 1 advertisement forms (exclusive of TV shopping programs) and supporting channels and program resources of Tianjin Satellite TV and shall act as the sole operation outlet for such category of advertisements. During the term of this Contract, without written consent of Party B, neither Party A nor its subordinated departments or companies shall operate, sell or place in whatsoever manner any and all Category One advertisements (exclusive of shopping ads) of Tianjin Satellite TV. Personnel of the advertising department of Party A shall be responsible for the programming and broadcasting of, and provision of relevant services for, the advertisements and shall participate in the operation, selling and servicing of the advertisements.

          2.2 Advertisement Forms
          The Category 1 advertisement forms of Tianjin Satellite TV (exclusive of TV shopping programs) shall include, without limitation, all kinds of commercial advertisements, TV drama and movie shows, program naming rights, screen corner advertisements, weather forecast (advertisements), special broadcasting sponsorship, program cooperation sponsorship, and soft-sell advertisements embedded in programs.
          2.3 All advertisement forms shall be broadcasted in accordance with relevant laws and regulations of the state and relevant governmental authorities.
          2.4 Total advertising time length under Operation by the Agent
          In accordance with the relevant rules of the State Administration of Radio, Film and Television governing the total length of advertising time and the share of advertising time slots, the total daily advertising time length for Category 1 advertisements shall be ***** minutes, which shall be distributed as follows within the current programming space:
          (1) 08:00-18:00 No less than ***** minutes;
          (2) 18:00-24:20 No less than ***** minutes;
          (3) In keeping with the spirit of enhancing the brand image and overall audience rating of the satellite channel, after Party A launches new program spaces, the Parties will determine, through mutual consultations, an optimal brand composition plan for advertisement broadcasting in light of the actual circumstances of the advertisement operations of Tianjin Satellite TV.
          (4) If the advertising time provided by Party A fails to meet the total advertising time length agreed above, Party A shall compensate Party B for the advertising revenue corresponding to the relevant time resources by increasing the total advertising time of a subsequent period.
          Article 3 Agreements on Daily Advertising Operations
          3.1 Advertising Space
          Party A will by the end of November, 2008 prepare the channel programming schedule and the basic advertising space for the year of 2009, in respect of which the Parties shall carry out consultations and reviews in accordance with the principle of “enhance audience rating, facilitate advertising revenue generation” and Party A shall have the final decision. Party A shall ensure that the advertising space so determined shall be strictly implemented and shall, in principle, give a 5 business days written notice to Party B of any required temporary adjustment to the advertising space, provided that, in the event of any emergency, or any political task allocated by superior authorities, or any other circumstances of force majeure, the Parties shall consult each other for a solution and Party B shall demonstrate its full understanding in respect of the same.
          3.2 In principle, no programs, including TV dramas, shall be broadcasted with in-film advertisements. Where such advertisements are necessary, prior written consent of Party B shall be obtained and the relevant advertising revenue shall be calculated towards the contracted quota of Party B and Party B shall have the right to directly deduct relevant amounts from the contracted quota of the current month to be turned over by it to Party A. If , due to a political task, any TV drama is required to be broadcasted with in-film advertisements, the Parties will consult each other for a solution.

          3.3 If, during the term of this Contract, Tianjin Satellite TV temporarily broadcasts commercial and for-profit sports events or entertainment evening parties and thereby affects the normal advertising revenue of Party B, Party B shall have the right to deduct the portion of the revenue so affected from the contracted quota of the current month payable by Party B.
          3.4 The advertisement pricing and discount system of Tianjin Satellite TV shall be determined by Party B with reference to market prices and shall be filed by Party B with Party A for record, whereupon Party B shall be responsible for its implementation.
          3.5 If Party B intends to cease operating the exclusive general agency project with Tianjin Satellite TV in the second year (i.e. 2010), it shall give Party A a 3 months prior written notice (i.e. by September 30, 2009) and the Parties may terminate their cooperation at the end of the current year if Party A has granted its consent thereto, provided that Party B shall be obligated to ensure normal completion of the 2009 advertising agency operations and relevant work and shall forfeit the performance security deposit if it fails to do so. The foregoing principle shall apply to each of the future years in which Party B shall act as the general agent.
          3.6 If Party B fails to timely pay in full the 2010 performance security deposit by November 31, 2009, Party B shall be deemed to have automatically waived its 2010 exclusive right to represent Tianjin Satellite TV in its advertising matters. The foregoing principle shall apply to each of the future years in which Party B shall act as the general agent.
          Article 4 Agreements on Performance Security Deposit and Advertising Revenue Quota Payments
          4.1 Performance Security Deposit
          (1) From 2009 to 2011, the performance security deposit to be paid by Party B shall be equal to *****% of the total agency operation revenue of the following year as agreed by the Parties.
          (2) Within 5 business days of execution hereof, Party B shall pay to Party A the 2009 performance security deposit for the general agency contract in an amount equal to *****% of the agreed 2009 total agency operation revenues, or RMB *****.
          (3) From 2009 to 2011, Party B shall by November 31 of each year pay to Party A the difference between the performance security deposit payable by Party B for the next year and the performance security deposit already paid by Party B for the current year. Taken together, such difference and the performance security deposit already paid by Party B shall constitute the performance security deposit of Party B for the next year.
          (4) The performance security deposit shall be directly transferred from the account of Party B into the designated account of Party A.
          (5) The account name, account number and opening bank of Party A shall be:
          (6) The account name, account number and opening bank of Party B shall be:
          (7) If a unilateral, material breach by Party B results in a complete inability to perform the contract, Party B shall forfeit its performance security deposit. If Party B duly performs this Contract until the expiry of this Contract (i.e. end of 2011), the performance security deposit of Party B may be offset against the contracted quota of advertising revenue for the last month of 2011.

          (8) If this Contract is terminated upon mutual agreement of the Parties, Party A shall refund the performance security deposit to Party B within 15 days from the date of settlement by the Parties of the advertising operation business.
          4.2 Payment of Advertising Revenue Quotas
          (1) Party B shall by the 25th day of each month pay to Party A, in advance, the advertising revenue quota of the following month to Party A in an amount equal to 1/12 of the total advertising revenue quota of the current year as agreed under this Contract, in accordance with the following schedule:
          By December 25, 2008, payment of January 2009 advertising revenue in the amount of RMB *****;
          By January 25, 2009, payment of February 2009 advertising revenue in the amount of RMB *****;
          By February 25, 2009, payment of March 2009 advertising revenue in the amount of RMB *****;
          By March 25, 2009, payment of April 2009 advertising revenue in the amount of RMB *****;
          By April 25, 2009, payment of May 2009 advertising revenue in the amount of RMB *****;
          By May 25, 2009, payment of June 2009 advertising revenue in the amount of RMB *****;
          By June 25, 2009, payment of July 2009 advertising revenue in the amount of RMB *****;
          By July 25, 2009, payment of August 2009 advertising revenue in the amount of RMB *****;
          By August 25, 2009, payment of September 2009 advertising revenue in the amount of RMB *****;
          By September 25, 2009, payment of October 2009 advertising revenue in the amount of RMB *****;
          By October 25, 2009, payment of November 2009 advertising revenue in the amount of RMB *****; and
          By November 25, 2009, payment of December 2009 advertising revenue in the amount of RMB *****.
          The foregoing figures are inclusive of the fee for agency operations, which may be deducted from the above payable amounts.
          The monthly revenue quotas to be paid during the following two years shall be fixed in accordance with the same principle on the basis of the respective contracted quotas to be newly determined by the Parties. Party A shall issue to Party B an advertisement broadcasting payment invoice on the date of receipt of the above advertising revenue payments.
          (2) Party B shall be deemed in breach and shall assume breach of contract liabilities if it fails to pay in full any relevant advertising revenue quota 5 business days after its prescribed payment date.

          Article 5 Costs of Advertising Operations
          Party B, as the exclusive contractor of Category 1 advertisements (exclusive of TV shopping programs) of Tianjin Satellite TV, shall solely assume the costs of advertising operations.
          Article 6 Programming and Broadcasting Review of Advertisements and Relevant Services
          6.1 During the term of this Contract, the broadcast programming of the advertisements shall be governed by the Tianjin Satellite TV Programs and Advertising Space Arrangement to be determined by the Parties through mutual consultations. In the event of a temporary space adjustment, the advertising space shall be governed by the space arrangement of the current day, provided that Party A shall be obligated to provide a 2 days written notice to Party B, so that Party B may notify the advertisers. In the event of any urgent adjustment under extraordinary circumstances, Party A shall notify Party B as soon as possible.
          6.2 In order to guarantee stable carrying-out of the advertising operation, Party A shall ensure the stability of the advertising space. In the event of any space adjustment due to state policy or political publicity campaigns, Party B shall unconditionally accept such adjustment, provided that Party A shall seek to ensure that the total advertising time available to Party B during the affected time slots shall remain unchanged. Space and advertising time slot adjustments arising out of the space re-arrangement needs of Party A shall be discussed and considered by the Parties, but Party A shall have the final decision.
          6.3 Party A shall be responsible to coordinate with Tianjin Satellite TV so that the advertisements provided by Party B shall be broadcasted during the advertising time slots. If Party B cannot timely put in place advertisements for Party A to broadcast during the relevant time slots, Party A shall only have the right to broadcast non-profit promotional or publicity films and public interest advertisements during such time slots. Party A shall be deemed in breach if it broadcasts other advertisements or otherwise broadcasts for profit.
          6.4 Party B shall in principle provide the advertisement schedule 3 business days before the date of broadcasting and shall provide the sample broadcasting tapes of advertisements 2 business days in advance. Unless otherwise provided herein, Party A may not modify the sample tapes of advertisements without consent of Party B.
          Article 7 Rights and Obligations of Party A
          7.1 Party A shall have the right to receive from Party B the mutually agreed advertising revenue quota payments in accordance with the relevant payment provisions hereof.
          7.2 Party A shall be obligated to provide the advertisement broadcasting programming schedule of Tianjin Satellite TV and furnish broadcasting certificates.
          7.3 Party A shall designate relevant personnel of Tianjin Satellite TV to assist Party B to implement relevant matters related to advertisements hereunder.
          7.4 Party A undertakes that the purchase expenses for TV dramas will achieve a year-on-year growth on the basis of the actually disbursed purchase expenses of 2008.
          7.5 Party A undertakes that there will be at least 3 large-event programs and that each program will last at least one season. Party A further undertakes to actively promote each year large-event programs in its key coverage areas, with at least 3 large events a year.

          7.6 Party A undertakes to actively promote the landing of Tianjin Satellite TV around the nation and thereby seeks to achieve a 5% year-on-year growth of covered population. For the purpose of this provision, the coverage survey data published by China Mainland Marketing Research Company in December of each year shall serve as the basis for the calculation of such covered population.
          7.7 Party A undertakes to actively bring innovations to its programs, enhance its audience share in Tianjin City and around the country and achieve a year-on-year growth on the basis of the audience share of 2008. For the purpose of this provision, the audience rating figures provided by CSM Research shall serve as the basis for the calculation of such audience share figures.
          7.8 Party A undertakes to actively cooperate with the advertising operation and agency work of Party B and shall refrain from modifying without authorization the advertising broadcasting positions and forms which have been confirmed by Party B and its advertising clients, and where a similar circumstance has occurred, Party A shall actively urge relevant departments to broadcast the advertisements in accordance with the advertisement broadcasting schedule and order as confirmed by Party B.
          7.9 Party A shall timely provide Party B with relevant program information so as to facilitate the entry into of advertisement broadcasting contracts between Party B and its advertising clients. In addition, Party A shall actively assist Party B to provide services to, and pursue claims against, the advertising clients.
          7.10 If, due to governmental acts, fire, earthquake or other accidental events or natural disasters beyond the control of Party A (force majeure events), the advertisements arranged for by Party B cannot be broadcasted as expected, the Parties will consult each other on how to deal with the losses caused thereby.
          7.11 Party A agrees to the participation by Party B in the planning of the program production, introduction and programming and like work of Tianjin Satellite TV, provided that Party A shall have the final decision.
          7.12 Party A shall be obligated to assist Party B to coordinate its relationship with the governmental authorities of Tianjin so as to create a positive environment for the advertising operations of Party B.
          7.13 The leadership of Party A shall be amenable to the publicity and promotion work carried out by Party B for the purpose of strengthening the programs and advertising impact of Tianjin Satellite TV by attending at least 3 times a year during the term of the contract large advertising promotional events organized by Party B.
          Article 8 Rights and Obligations of Party B
          8.1 During the term of this Contract, Party B shall have the exclusive general right to represent Tianjin Satellite TV in respect of its Category 1 advertisements (exclusive of shopping ads), shall be entitled to independently exercise (through agency and other appropriate forms and means) the advertising operation right as agreed by the Parties and prescribed by law (including without limitation the right in relation to operation, sales and advertisement placement), and shall have the right to receive relevant benefits, all in accordance with the provisions of this Contract.
          8.2 During the term of this Contract, without consent of Party B, Party A shall not in whatsoever form grant to any third party any right of acting as an advertising agent with respect to any or all of Category 1 advertisements of Tianjin Satellite TV. Otherwise, Party B shall have the right to unilaterally terminate this Contract and Party A shall refund the performance security deposit of Party B with interest.
          8.3 Party B shall be obligated to accomplish the advertisement release operations and shall timely and fully pay to Party A the advertising revenue quota payments as agreed by the Parties.
          8.4 Party B shall be solely responsible for any and all economic and legal liabilities arising out of any dispute or controversy with any third party during the course of its business negotiation and advertisement release.
          8.5 Party B shall actively cooperate with Party A so as to ensure sound carrying-out of the advertisement programming and broadcasting work and shall comply with the advertisement broadcasting rules of Party A.
          8.6 Party B shall have the right to make recommendations as to the key programs (including TV dramas) and key operation projects of Tianjin Satellite TV.
          8.7 During the term of the Contract, Party B shall be responsible for acting as the advertising agent for Category 1 advertisements of Tianjin Satellite TV (exclusive of shopping ads) and shall have the final decision with respect to the pricing and discounts of such Category 1 advertisements of Tianjin Satellite TV (exclusive of shopping ads).
          8.8 During the term of this Contract, Party B shall bear any economic losses arising out of any penalty imposed by relevant authorities of the state on any advertisement provided by Party B.
          8.9 Party B shall be responsible for resolving any disputes arising out of any infringement of any third party rights (including without limitation the reputation right, the portrait right, privacy and intellectual property rights) by the content or expressive form of any advertisements provided by Party B and shall assume relevant liabilities and indemnify Party A against losses caused thereby.
          8.10 During the term of this Contract, Party B undertakes to comply with the following:
          (1) Other than matters in connection with the exclusive general agency in respect of Category 1 advertisements as specified by Party A, Party B shall not, in the name of Party A, engage in any other matter which is not related to such exclusive general agency;
          (2) Party B shall not abuse the trust of Party A and shall not, on behalf of and in the name of Party A, make any representation or warranty which is not related to the exclusive general agency or bind Party A to any liabilities or obligations; and
          (3) Party B shall maintain the confidence of, and refrain from divulging, the trade secrets of Party A.
          Article 9 Breach of Contract Liabilities
          9.1 The Parties shall strictly comply with, and refrain from breaching, the provisions of this Contract. The breaching party shall indemnify the non-breaching party against any direct economic losses suffered by the latter as a result of its breach.
          9.2 Party B shall be deemed in breach if Party B fails to make the advertising revenue quota payments in accordance with this Contract for more than 5 business days. Party A shall have the right to give a notice requesting remedy of breach and Party B shall within 3 business days of receipt of such notice remedy the breach, failing which Party A shall have the right to terminate the exclusive general agency contract without a refund of the performance security deposit.
          9.3 Party A shall be deemed to have materially breached this Contract if it fails to normally broadcast, without cause, the advertisements provided by Party B, except where such failure has been caused by governmental acts, fire, earthquake and other natural disasters or force majeure events beyond the control of Party A. If there has been a material breach by Party A, or if a failure by Party A to fulfill its undertakings hereunder has resulted in Party B’s inability to achieve the economic benefits as expected by it at the time of execution of this Contract, Party A shall take remedy actions within 3 business days of receipt of a written notice of Party B, failing which Party B shall have the right to terminate this exclusive general agency contract and Party A shall refund the performance security deposit with interest.
          9.4 If Party A terminates earlier this Contract without cause, Party A shall refund the performance security deposit of Party B with interest. If Party B terminates earlier this Contract without cause, Party B shall forfeit the performance security deposit.
          9.5 If, due to a force majeure event (including changes to relevant policies of the state, emergencies beyond the control of the Parties, etc.) or a serious downfall in China’s overall TV advertising market, it becomes impossible to continue to perform this Contract, the Parties may, though mutual consultations and mutual agreement, re-determine, in light of market conditions, relevant quota requirements and may ultimately terminate this Contract, without any liability to each other, provided that the rights, obligations and liabilities of the Parties accrued prior to such termination shall continue to be exercised or fulfilled in full.
          9.6 In the event of an erroneous broadcasting or omitted broadcasting caused by Party A rather than by a force majeure event, Party A shall make up the broadcasting to the extent permissible by its programs scheduling and, in so doing shall not make use of the originally arranged advertising space. The principle to govern the making-up of a broadcasting shall be “1 make-up broadcasting for each erroneous broadcasting; 2 make-up broadcastings for each omitted broadcasting”. Party B shall be solely liable for any erroneous or omitted broadcasting caused by itself.
          Article 10 Assignment of Right of Representation
          10.1 Party B shall perform its obligations and fulfill this agency contract in accordance with the provisions hereof. Party B shall not assign in whole the right of acting as the exclusive general agent to any party without the consent of Party A.
          10.2 Party B may separately appoint third party sub-agents to fulfill part of the advertising operation project under this Contract, provided that such sub-agents shall have the relevant qualifications and conditions. Party A will not interfere with such sub-agency contract relationship between Party B and such third parties and Party B shall be liable to Party A for the responsibilities of such third parties.
          10.3 Party B shall be liable to Party A for the projects delegated by it to sub-agents.
          10.4 Party B shall be deemed in breach if it assigns in whole the right of acting as the exclusive general agent to any third party, in which event Party A shall have the right to unilaterally terminate the performance of this agency contract without a refund of the performance security deposit and shall have the right to demand Party B to indemnify losses suffered by it as a result of such breach.

          Article 11 Renewal of Contract
          11.1 Provided that Party B shall have achieved the advertising revenue target of each preceding year as confirmed by the Parties, the exclusive general agency in respect of Category 1 advertisements as agreed hereunder shall last from January 1, 2009 to December 31, 2011. Upon expiry of such term, if the conditions are equal, Party B shall have the preemptive right to renew the contract.
          Article 12 Miscellaneous
          12.1 During the performance of this Contract, any change, modification or addition to or deletion from this Contract shall be subject to mutual consultations and mutual agreement of the Parties and shall be made in the form of a written instrument, which shall be an integral part of, and have the same force as, this Contract.
          12.2 Expiry of this Contract shall not affect any outstanding rights and obligations of any Party, which shall continue to be exercised or performed by the relevant Party in favor of the other Party.
          12.3 In the event of any organizational change, consolidation or cancellation of a Party, such Party shall notify the other Party of the same within 7 days of receipt of the relevant governmental approval document and shall ensure that all contractual rights and obligations shall be assumed by the organization arising out of such change.
          Article 13 Notice
          Any notice, request or other communication required under this Contract shall be made in writing and may be sent to the other Party by way of post, fax, electronic mail at the addresses set out in the signature space of each Party ( with the designated person of each Party set out therein as the contact person of each Party). Such contact persons of the Parties shall within 4 days of execution hereof confirm such notice information in writing.
          Article 14 Dispute Resolution
          14.1 Any dispute arising out of or in connection with this Contract shall be resolved by the Parties through amicable consultations, failing which it shall be submitted to the People’s Court of the place of the defendant for resolution by way of litigation. The losing Party shall bear the litigation costs.
          14.2 On occurrence of a dispute and during the course of its litigation, the Parties shall continue to exercise their rights and perform their obligations expect for their rights and obligations in respect of matters under litigation.
          Article 15 Governing Law
          15.1 All provisions of this Contract shall be governed by the current laws of the People’s Republic of China. If, due to any new enactment of laws, decrees or regulations or any amendment to any existing laws, decrees or regulations made upon effectiveness of this

Contract, the economic benefits of any Party hereunder suffers any material change, the Parties shall without delay consult each other and shall make such modifications and adjustments to relevant provisions hereof to the extent necessary to protect the normal economic benefits of the Parties hereunder.
          Article 16 Effectiveness of Contract
          This Contract shall be made in four originals. This Contract is executed on this day of November 8, 2009 by the authorized representatives of the Parties in Tianjin and shall become valid from the date of execution. Each Party shall hold two copies of this Contract, each copy of which shall have the same legal force.
          Article 17 Time and Currency
          All times involved in this Contract are Beijing Times. All amounts involved in this Contract are RMB.
Party A (Seal): Tianjin Television Station Seal for Satellite TV Channel Advertisement Agreement
Legal Representative/Authorized Representative:
Legal Address:
Tel:
Fax:
Email:
Party B (Seal): Qinghai Charm Advertising Co., Ltd.
Legal Representative/Authorized Representative:
Legal Address:
Tel:
Fax:
Email: